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                                                                   Exhibit T3A-6

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 10/20/1995
950242877 - 2554245

                          CERTIFICATE OF INCORPORATION

                                       OF

                                OGDEN ENERGY, INC

                                    * * * * *

1.       The name of the corporation is Ogden Energy, Inc.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is One Hundred (100) and the par value of each of such shares is One Dollars and No Cents ($1.00), amounting in the aggregate to One Hundred Dollars and No Cents ($100.00)

3, The name and mailing address of the sole incorporator is as follows:

NAME                                              MAILING ADDRESS
Kathy Widdoes                                     Corporation Trust Center
                                                  1209 Orange Street
                                                  Wilmington, Delaware 19801

6.       The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this Twentieth day of October, 1995.

                                                          /s/ Kathy Widdoes
                                                          ----------------------
                                                          Kathy Widdoes
                                                          Sole Incorporator

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 02/06/1996
960035181 - 2554245

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT

It is hereby certified that:

I.       The name of the corporation (hereinafter called the "corporation") is

                               OGDEN ENERGY, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on 1/15, 1996

                                                          /s/ Jeffrey Horowitz
                                                          ----------------------
                                                          Authorized Officer

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            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                               OGDEN ENERGY, INC.

                          It is hereby certified that:

         1. The name of the corporation (hereinafter the "corporation") is Ogden Energy, Inc.

         2. The certificate of incorporation of the corporation is hereby amended by striking out Article One thereof and by substituting in lieu of said Article the following new Article:

         Article One: The name of the corporation (hereinafter called the "corporation") is Covanta Energy International, Inc.

         3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provision of Section 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, I have duly executed this certificate of amendment this 14th day of March, 2001.

                                                 /s/ Patricia Collins
                                                 -------------------------------
                                                 Name: Patricia Collins
                                                 Title: Asst. Secretary

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 03/14/2001
                                                          010126268 - 2554245

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